                                                                    EXHIBIT 99.1

                       [MetroCorp Bancshares, Inc. Logo]


   MetroCorp Bancshares, Inc. Announces Fourth Quarter and Year 2001 Results
                         Noninterest Income Grows 23.2%

     HOUSTON, TEXAS - (January 24, 2002) MetroCorp Bancshares, Inc. (Nasdaq:MCBI), a Texas community banking organization serving multicultural markets, today announced net income after tax of $1.1 million for the fourth quarter ended December 31, 2001, compared with $2.2 million for the same quarter in 2000. Diluted earnings per share for the fourth quarter 2001 were $0.15, down from $0.31 for the same quarter in 2000. This was primarily attributed to a larger than expected provision for loan losses, which resulted from an extensive asset quality review conducted in the fourth quarter 2001.

     Net income after tax for the year ended December 31, 2001 was $7.6 million, up $2.1 million or 38.2% from $5.5 million for the year 2000. Diluted earnings per share for the year 2001 were $1.07, up $0.28 per share or 36.5% from $0.79 reported for the year 2000.

     Allen Brown, President of MetroCorp Bancshares, Inc. and Chief Executive Officer of MetroBank, N.A., said, "We were pleased with the tremendous strides made this year in our relationship banking programs as noninterest income increased 23.2% and total deposits grew to a record $642.8 million. While there are no assurances we have identified all potential losses, following our asset quality review we now feel comfortable with the loan portfolio and will continue our risk assessment on an ongoing basis. With our new management team in place, we look forward to the new year and the opportunities to enhance shareholder value."

     BALANCE SHEET DATA. Total assets at December 31, 2001 were $742.2 million, up $5.4 million or 0.7% from $736.8 million at December 31, 2000. Total loans at December 31, 2001 were $493.1 million, up $9.4 million or 1.9% from $483.7 million at December 31, 2000. Total deposits at December 31, 2001 were $642.8 million, up $16.9 million or 2.7% from $625.9 million at December 31, 2000. Shareholders' equity at December 31, 2001 grew to $65.2 million, up $6.5 million or 11.1% from $58.7 million at December 31, 2000.

     The investment securities portfolio grew by $32.5 million or 22.6% to $176.2 million at December 31, 2001 from $143.7 million at December 31, 2000. This was primarily due to the investment of excess funds from loan prepayments in early 2001 and deposit growth coupled with softened loan demand.

     ASSET QUALITY AND PROVISION FOR LOAN LOSSES. During the quarter ended December 31, 2001, the Company committed extensive resources to the review of the loan portfolio and possible losses inherent therein. A significant number of credits with balances greater than $500,000 were reviewed. Each loan was graded according to its historical performance, current status, collateral value, and financial strength of the borrower. Due consideration was also given to the uncertainty of the local and national economy. The results of this review required an additional provision for loan losses of $2.6 million in the fourth quarter 2001 which, adversely affected earnings for the fourth quarter and for the year 2001.

     The provision for loan losses for the quarter ended December 31, 2001 was $2.6 million, up from $730,000 for the same quarter in 2000. For the year ended December 31, 2001 the provision for loan losses was $3.8 million, down $3.7 million or 49.4% from $7.5 million for the year 2000. This was primarily due to lower charge-offs in 2001 compared to 2000. In 2000, the Bank was a victim of a fraudulent scheme by a long-time customer of its subsidiary, Advantage Finance Corporation ("AFC"), and as a result, charged off $5.3 million in factoring receivables. In November 2000, the Bank sold the assets of AFC. At December 31, 2001 and December 31, 2000, the allowance for loan losses as a percent of total loans was 1.81% and 1.92%, respectively.

     Net charge-offs for the fourth quarter 2001 were $3.0 million compared to $487,000 for the fourth quarter of 2000. For the quarter ended December 31, 2001, the significant charge-offs were related to twelve credits, with the two largest being commercial operating lines of credit of $2.0 million and $900,000, respectively. The charge-offs on these loans were approximately $685,000 and $900,000, respectively. Net charge-offs for the year 2001 were $4.2 million, down $1.6 million or 27.8% from $5.8 million for the year 2000.

     Nonaccrual loans were $3.8 million at December 31, 2001, up $1.5 million or 68.9% from $2.2 million at December 31, 2000. Net nonperforming assets at December 31, 2001 were $3.7 million, compared to $1.9 million at December 31, 2000. The slowing economic conditions in 2001 contributed to the inability of one relationship to service its debt, resulting in the increase in nonaccrual loans. While future deterioration is possible, management is currently working with the borrower to restructure the loan.

     INTEREST INCOME AND EXPENSE. Interest income for the three months ended December 31, 2001 was $12.8 million, down $3.6 million or 21.9% from $16.4 million for the same quarter in 2000. Interest income for the twelve months ended December 31, 2001 was $55.5 million, down $8.0 million or 12.6% from $63.5 million for the year 2000.

     Interest expense for the three months ended December 31, 2001 was $4.7 million, down $2.7 million or 36.2% from $7.3 million for the same quarter in 2000. Interest expense for the twelve months ended December 31, 2001 was $23.8 million, down $3.5 million or 12.7% from $27.3 million for the year 2000.

     Eleven prime rate reductions occurred in 2001, totaling 475 basis points. The year ended with prime rate at 4.75%, the lowest level since the early 1960's. As a result of declining interest rates in 2001, interest income decreased $8.0 million or 12.6%; however, interest expense also decreased $3.5 million or 12.7%, partially offsetting the overall effect of lower interest income. In addition, the decrease in the yields on earning assets was further lessened as approximately half of the loan portfolio is tied to loans with interest rate floors that averaged approximately 8.0% at December 31, 2001.

     Net interest income before provision for loan losses for the three months ended December 31, 2001 was $8.1 million, down $900,000 or 10.2% from $9.0 million for the same quarter in 2000. Net interest income before the provision for loan losses for the year 2001 was $31.7 million, down $4.5 million or 12.5% from $36.2 million in 2000. These decreases were primarily due to lower market interest rates in 2001 with an end-of-year prime rate of 4.75%, compared to higher market interest rates in 2000 when the prime rate reached a high of 9.50%. The net interest margin for the fourth quarter 2001 was 4.62%, compared to 5.39% for the same quarter in 2000. The net interest margin for the year 2001 was 4.64%, compared to 5.57% for the year 2000.

     NONINTEREST INCOME AND EXPENSE. Noninterest income for the fourth quarter 2001 was $2.1 million, up $300,000 or 16.2% from $1.8 million for the same quarter in 2000. Noninterest income for the year 2001 was $8.7 million, up $1.6 million or 23.2% from $7.0 million for the year 2000. The increases in both periods were primarily due to increases in monthly service charges, NSF fees, and other bank service fees more broadly applied and derived from a higher deposit base. In addition, ongoing relationship banking initiatives contributed to the increases.

     Noninterest expense for the fourth quarter 2001 was $6.2 million, down $600,000 or 8.9% from $6.8 million for the same quarter in 2000. Noninterest expense for the year 2001 was $25.4 million, down $1.8 million or 6.8% from $27.2 million for the year 2000. This primarily reflected a decrease in occupancy expense resulting from the closing of the Bank's Galleria branch office in November 2000, and a decrease in legal and professional fees in 2001. Further, during 2000, the Company incurred extraordinary legal and professional fees associated with the factoring receivables charge-off of $5.3 million and subsequent bank initiated audits and related litigation.

     Allen Brown added, "Going forward, we believe noninterest income will be further enhanced as relationship banking initiatives continue to be one of management's strategic goals as well as controlling operating costs."

     MetroCorp Bancshares, Inc., with $742 million in assets, provides a full range of commercial and consumer banking services through its wholly owned subsidiary, MetroBank, N.A. The Company has 14 full-service banking locations in the greater Houston and Dallas metropolitan areas. For more information, visit the Company's Web site at www.metrobank-na.com.

     The statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe MetroCorp's future plans, projections, strategies and expectations, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond MetroCorp's control. Actual results could differ materially from those projected due to changes in interest rates, competition in the industry, changes in local and national economic conditions and various other factors. Additional information concerning such factors that could affect MetroCorp is contained in MetroCorp's filings with the SEC.

     Contact:
     MetroCorp Bancshares, Inc., Houston
     Allen Brown, President, (713) 776-3876, or
     David D. Rinehart, Executive Vice President/CFO, (713) 776-3876


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                    MetroCorp Bancshares, Inc.
               (In thousands, except share amounts)
                            (Unaudited)

                                                                           As of December 31,
                                                                       -------------------------      Change
                                                                         2001            2000            %
                                                                       ---------      ----------     ---------
CONSOLIDATED BALANCE SHEET
                        ASSETS
Cash and cash equivalents:
    Cash and due from banks                                              $ 34,428       $ 42,573        (19.1)
    Federal funds sold and other temporary investments                     23,678         49,653        (52.3)
                                                                         --------       --------
      Total cash and cash equivalents                                      58,106         92,226        (37.0)
Investment securities available-for-sale                                  176,230        112,016         57.3
Investment securities held-to-maturity                                          -         31,743       (100.0)
Loans, net                                                                484,242        474,467          2.1
Premises and equipment, net                                                 5,623          6,575        (14.5)
Accrued interest receivable                                                 3,602          4,271        (15.7)
Deferred income taxes                                                       5,471          5,797         (5.6)
Due from customers on acceptances                                           4,605          3,322         38.6
Other real estate and repossessed assets, net                               1,025            757         35.4
Other assets                                                                3,270          5,583        (41.4)
                                                                         --------       --------
    Total assets                                                         $742,174       $736,757          0.7
                                                                         ========       ========

               LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Noninterest-bearing                                                  $127,299       $107,924         18.0
    Interest-bearing                                                      515,452        517,982         (0.5)
                                                                         --------       --------
      Total deposits                                                      642,751        625,906          2.7
Other borrowings                                                           25,195         25,573         (1.5)
Accrued interest payable                                                      863          1,816        (52.5)
Income taxes payable                                                         (608)           671       (190.6)
Acceptances outstanding                                                     4,605          3,322         38.6
Other liabilities                                                           4,139         20,768        (80.1)
                                                                         --------       --------
    Total liabilities                                                     676,945        678,056         (0.2)
Commitments and contingencies                                                   -              -            -
Shareholders' Equity:
    Preferred stock, $1.00 par value, 2,000,000 shares authorized;
      none of which are issued and outstanding                                  -              -            -
    Common stock, $1.00 par value, 20,000,000 shares authorized;
      7,187,423 and 7,180,030 shares issued and 7,017,823 and
      6,979,530 shares are outstanding at December 31, 2001 and
      2000, respectively                                                    7,187          7,180          0.1
    Additional paid-in-capital                                             26,144         26,033          0.4
    Retained earnings                                                      32,834         26,936         21.9
    Accumulated other comprehensive income                                    376            121        210.7
    Treasury stock, at cost                                                (1,312)        (1,569)       (16.4)
                                                                         --------       --------
      Total shareholders' equity                                           65,229         58,701         11.1
                                                                         --------       --------
      Total liabilities and shareholders' equity                         $742,174       $736,757          0.7
                                                                         ========       ========

NONPERFORMING ASSETS AND ASSET QUALITY RATIOS
Nonaccrual loans                                                         $  3,758       $  2,225         68.9
Accruing loans 90 days or more past due                                       783              -            -
Other real estate ("ORE")                                                     969            696         39.2
Other assets repossessed ("OAR")                                               56             61         (8.2)
                                                                         --------       --------
Total nonperforming assets                                                  5,566          2,982         86.7
Less nonperforming loans guaranteed by the SBA, Ex-Im Bank, or
    the OCCGF                                                              (1,833)        (1,049)        74.7
                                                                         --------       --------
Net nonperforming assets                                                 $  3,733       $  1,933         93.1
                                                                         ========       ========
Net nonperforming assets to total assets                                     0.50%          0.26%        91.7
Net nonperforming assets to total loans and ORE/OAR                        364.20%        255.35%        42.6
Allowance for loan losses to total loans                                     1.81%          1.92%        (5.8)
Allowance for loan losses to net nonperforming loans                       328.77%        788.35%       (58.3)
Net loan charge-offs to total loans                                          0.84%          1.19%       (29.2)
Net loan charge-offs                                                     $  4,167       $  5,774        (27.8)
Total loans to total deposits                                               76.72%         77.29%        (0.7)

Total loans                                                               493,145        483,738          1.9
Allowance for loan losses                                                   8,903          9,271         (4.0)

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                   MetroCorp Bancshares, Inc.
              (In thousands, except share amounts)
                          (Unaudited)

                                        As of or for the three months                 As of or for the twelve months
                                             ended December 31,                            ended December 31,
                                        ------------------------------    Change      -------------------------------   Change
                                            2001            2000            %             2001            2000            %
                                        -------------     ------------    ------      ------------      ------------    ------
AVERAGE BALANCE SHEET SUMMARY
Total assets                               $  740,114      $  717,592        3.1         $  727,841      $  698,209         4.2
Securities                                    180,283         145,116       24.2            159,416         127,865        24.7
Total loans                                   482,793         488,263       (1.1)           474,986         486,549        (2.4)
Allowance for loan losses                      (9,368)         (9,149)       2.4             (9,315)         (8,589)        8.5
Net loans                                     473,425         479,114       (1.2)           465,671         477,959        (2.6)
Total deposits                                635,097         621,475        2.2            626,970         590,217         6.2
FHLB and other borrowings                      25,452          25,497       (0.2)            25,571          42,757       (40.2)
Total shareholders' equity                     67,156          54,933       22.3             63,539          53,462        18.8

INCOME STATEMENT
Interest income:
    Loans                                      10,127          13,270      (23.7)            43,926          52,280       (16.0)
    Investment securities:
      Taxable                                   2,149           2,243       (4.2)             8,526           7,668        11.2
      Tax-exempt                                  312             243       28.4              1,177           1,046        12.5
    Federal funds sold and other
     temporary investments                        179             596      (70.0)             1,822           2,472       (26.3)
                                            ---------       ---------                     ---------       ---------
        Total interest income                  12,767          16,352      (21.9)            55,451          63,466       (12.6)
Interest expense:
    Time deposits                               3,784           5,854      (35.4)            19,003          20,444        (7.0)
    Demand and savings deposits                   580           1,172      (50.5)             3,531           4,514       (21.8)
    Other borrowings                              319             319          -              1,265           2,318       (45.4)
                                            ---------       ---------                     ---------       ---------
        Total interest expense                  4,683           7,345      (36.2)            23,799          27,276       (12.7)
Net interest income                             8,084           9,007      (10.2)            31,652          36,190       (12.5)
Provision for loan losses                       2,609             730      257.4              3,799           7,508       (49.4)
                                            ---------       ---------                     ---------       ---------
Net interest income after provision
  for loan losses                               5,475           8,277      (33.9)            27,853          28,682        (2.9)
Noninterest income:
    Service charges on deposit
     accounts                                   1,623           1,310       23.9              6,360           4,752        33.8
    Other loan-related fees                       232             217        6.9              1,063           1,271       (16.4)
    Letters of credit commissions
     and fees                                     157             159       (1.3)               655             583        12.3
    Gain on sale of investment
     securities, net                                -               2     (100.0)               189               2     9,350.0
    Other noninterest income                       94             125      (24.8)               393             424        (7.3)
                                            ---------       ---------                     ---------       ---------
        Total noninterest income                2,106           1,813       16.2              8,660           7,032        23.2
Noninterest expense:
    Employee compensation and benefits          3,308           2,947       12.2             14,054          13,341         5.3
    Occupancy                                   1,058           1,270      (16.7)             4,450           5,056       (12.0)
    Other real estate, net                         68              11     (518.2)               153             (50)      406.0
    Data processing                                33              26       26.9                 86             154       (44.2)
    Professional fees                             (39)            629     (106.2)               963           3,197       (69.9)
    Advertising                                   139             111       25.2                426             436        (2.3)
    Other noninterest expense                   1,587           1,763      (10.0)             5,251           5,096         3.0
                                            ---------       ---------                     ---------       ---------
        Total noninterest expense               6,154           6,757       (8.9)            25,383          27,230        (6.8)
Income before provision for income
 taxes                                          1,427           3,333      (57.2)            11,130           8,484        31.2
Provision for income taxes                        362           1,151      (68.5)             3,553           3,001        18.4
                                            ---------       ---------                     ---------       ---------
Net income                                  $   1,065       $   2,182      (51.2)         $   7,577       $   5,483        38.2
                                            =========       =========                     =========       =========

Note:   Net interest income
(full tax-equivalent)

PER SHARE DATA
Earnings per share - basic                  $    0.15       $    0.31      (51.5)         $    1.08       $    0.79        37.7
Earnings per share - diluted                     0.15            0.31      (52.2)              1.07            0.79        36.5
Weighted average shares outstanding:
    Basic                                       7,016           6,976        0.6              6,998           6,972         0.4
    Diluted                                     7,127           6,977        2.1              7,059           6,973         1.2

PERFORMANCE RATIOS
Return on average assets                         0.57%           1.21%     (52.8)              1.04%           0.79%       32.6
Return on average shareholders' equity           6.29%          15.80%     (60.2)             11.92%          10.26%       16.3
Net interest margin                              4.62%           5.39%     (14.3)              4.64%           5.57%      (16.7)
Efficiency ratio                                60.39%          62.45%      (3.3)             62.97%          62.98%       (0.0)
Equity to assets                                                                               8.79%           7.97%       10.3

BANK CAPITAL RATIOS
Tier I capital                                                                                11.92%          11.21%        6.3
Total capital (tier I & II)                                                                   13.18%          12.47%        5.7
Leverage (Regulatory)                                                                          8.50%           8.01%        6.1